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                                                                    EXHIBIT 23.4
                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Proxy Statement/Prospectus of this Registration Statement of Medtronic, Inc. on Form S-4 of our reports dated February 19, 1993, appearing in the Annual Report on Form 10-K of Electromedics, Inc. for the year ended December 31, 1992 and our reports dated March 2, 1994, appearing in the Current Report on Form 8-K dated March 10, 1994 of Electromedics, Inc. and to the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus, which is part of this Registration Statement.

                                          By /s/ Deloitte & Touche
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                                             DELOITTE & TOUCHE

Denver, Colorado
March 18, 1994